                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Filed by the registrant  /x/

         Filed by a party other than the registrant  / /

         Check the appropriate box:

         / /  Preliminary proxy statement

         /x/  Definitive proxy statement

         /x/  Definitive additional materials

         / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Shorewood Packaging Corporation
________________________________________________________________________________

                (Name of Registrant as Specified in Its Charter)

                        Shorewood Packaging Corporation
________________________________________________________________________________

                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

         /x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(j)(2).

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

         (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

________________________________________________________________________________

         (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedules or registration statement no.:

         (3)  Filing party:

         (4)  Date filed:


__________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        SHOREWOOD PACKAGING CORPORATION
                                277 PARK AVENUE
                           NEW YORK, NEW YORK  10172

                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 19, 1995

                              ____________________


TO THE STOCKHOLDERS OF SHOREWOOD PACKAGING CORPORATION

        NOTICE is hereby given that the Annual Meeting (the "Meeting") of Stockholders of SHOREWOOD PACKAGING CORPORATION (the "Company"), a Delaware corporation, will be held at The Friars Club, 57 East 55th Street, Second Floor, New York, New York, on October 19, 1995 at 9:30 A.M. for the following purposes:

        1. To elect three directors comprising the Class III Directors to serve until the 1998 Annual Meeting of Stockholders.

        2. To consider and vote upon the adoption of the Company's 1995 Performance Bonus Plan.

        3. To ratify the selection of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending April 27, 1996.

        4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        All of the above matters are more fully described in the accompanying Proxy Statement.

        The Board of Directors has fixed the close of business on August 31, 1995 as the date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of stockholders entitled to vote at the Meeting will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the Meeting at the executive offices of the Company, 277 Park Avenue, New York, New York 10172.

                                        By order of the Board of Directors,

                                        Joan Matheis
                                        Secretary
New York, New York
September 15, 1995


--------------------------------------------------------------------------------
                                   IMPORTANT
================================================================================

          WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU
 ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                        SHOREWOOD PACKAGING CORPORATION
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172

                              ____________________

                         ANNUAL MEETING OF STOCKHOLDERS

                              ____________________

                                PROXY STATEMENT

                APPROXIMATE DATE OF MAILING:  SEPTEMBER 15, 1995

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board" or the "Board of Directors") of Shorewood Packaging Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the time and place set forth in the foregoing notice and at any adjournment thereof (the "Meeting"). Proxies in the accompanying form, which are properly executed and duly returned to the Company and not revoked prior to exercise, will be voted in accordance with the instructions contained therein. If a Proxy is executed and returned without instructions as to how it is to be voted, such Proxy will be voted in favor of all proposals contained in this Proxy Statement. Each Proxy granted pursuant to this solicitation is revocable and may be revoked at any time prior to its exercise provided written notice of revocation is received by the Secretary of the Company prior to the Meeting. A Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any Proxy previously given by such Stockholder in connection with the Meeting. Only stockholders of record (the "Stockholders") of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on August 31, 1995 are entitled to notice of, and to vote at, the Meeting.

        The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Any stockholder present in person or by proxy who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of (i) a plurality of the shares of Common Stock present or represented at the Meeting is required to elect management's three nominees as directors, (ii) a majority of the shares of Common Stock present or represented at the Meeting is required to ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 27, 1996, and (iii) a majority of the shares of Common Stock present or represented at the Meeting is required to approve the adoption of the Company's 1995 Performance Bonus Plan. The aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry. Accordingly, an abstention from voting on a matter by a stockholder present in person or by proxy at the Meeting will have no effect on the item on which the stockholder abstains from voting. In addition, although broker "non-votes" will be counted for purposes of determining a quorum, they will have no effect on the vote on matters at the Meeting.

                             PRINCIPAL STOCKHOLDERS

        The outstanding voting stock of the Company as of July 26, 1995 consisted of 19,371,183 shares of Common Stock, with each share entitled to one vote. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. So far as is known to the Company, the following were the only beneficial owners of more than 5% of the outstanding Common Stock of the Company on such date:

               Name and Address                         Amount of Shares                       Percent
             of Beneficial Owner                       Beneficially Owned                     of Class
             -------------------                       ------------------                     --------
 Paul B. Shore(1)(2)  . . . . . . . . . .                  2,750,515                           14.16%
  c/o Shorewood Packaging
  Corporation
  277 Park Avenue
  New York, NY 10172
 Marc P. Shore(2)(3) . . . . . . . . . . .                 1,212,978                            6.24%
  c/o Shorewood Packaging
  Corporation
  277 Park Avenue
  New York, NY 10172

 Ariel Capital Management, Inc.(4)                         3,277,626                           16.92%
  307 North Michigan Avenue
  Chicago, Illinois 60601

_______________________________________

(1) Includes: (i) 5,000 shares owned by Ellin Shore directly and 15 shares owned by Ellin Shore as custodian for a minor grandchild; and (ii) 60,000 shares which could be acquired on or within 60 days of July 26, 1995 upon the exercise of stock options granted under the Company's incentive and stock option plans (collectively, the "Incentive Plans"). (See "Executive Compensation - Aggregated Option Exercises and Fiscal Year-End Option Values.") Ellin Shore is the wife of Paul B. Shore.

(2) Includes 264,600 shares owned by Ellin Shore and either Marc P. Shore or Andrew Shore, as Trustees, under three Trust Agreements, each dated as of January 15, 1972, for the benefit of Marc P. Shore and two other children of Paul B. Shore, as to all of which shares Paul B. Shore and Marc P. Shore (except with respect to 88,200 shares held by the trust of which Marc P. Shore is the beneficiary) disclaim beneficial ownership.

(3) Includes: (i) 71,177 shares which could be acquired on or within 60 days of July 26, 1995 upon the exercise of stock options granted under the Incentive Plans (see "Executive Compensation - Aggregated Option Exercises and Fiscal Year-End Option Values"); and (ii) 34,201 shares of restricted stock awarded pursuant to the Company's long term incentive program, all of which are subject to forfeiture. For information on the restricted stock, see "Executive Compensation - Summary Compensation Table - Footnote (2)".

(4) Represents shares held by investment advisory clients of Ariel Capital Management, Inc. This information is based solely upon the contents of filings under Section 13 of the Exchange Act made by Ariel Capital Management, Inc.

                               EXECUTIVE OFFICERS

        The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.

                                     YEAR
                                     BECAME AN
                                     EXECUTIVE
        NAME              AGE        OFFICER                            POSITIONS
----------------------    ---       ---------      --------------------------------------------------------
Paul B. Shore              74         1966         Chairman of the Board and Chief Executive Officer

Marc P. Shore              41         1976         Vice Chairman of the Board and President

Floyd S. Glinert           66         1968         Executive Vice President-Marketing and Director

Howard M. Liebman          53         1994         Executive Vice President and Chief Financial Officer

Charles Kreussling         66         1966         Executive Vice President-Manufacturing

Kenneth M. Rosenblum       52         1988         Senior Vice President-Sales

William H. Hogan           36         1995         Corporate Controller


                             ELECTION OF DIRECTORS

        At the Meeting, three directors comprising the Class III Directors are to be elected for three-year terms expiring in 1998 and until their successors are elected and qualified. The Board of Directors has designated the individuals named below as nominees. Proxies received from Stockholders will be voted, unless authority to so vote is withheld, for the election of the nominees identified in the following table. Authority to vote for any or all of the nominees may be withheld in the manner indicated on the enclosed Proxy. If for any reason any of the nominees becomes unavailable for election, the Proxies solicited will be voted for such other nominees as are selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. Set forth in the following table is certain information with respect to (i) each nominee nominated to serve as a Class III Director for a term to expire in 1998 and
(ii) the Class I Directors and the Class II Directors whose terms expire in 1996 and 1997, respectively. Each nominee described is presently a director of the Company. Each of the Class I Directors and the Class II Directors was elected by the stockholders of the Company at the 1993 and 1994 Annual Meetings of Stockholders, respectively.

                                                                      YEAR FIRST
                                                                        BECAME
             NAME                   AGE                               A DIRECTOR
             ----                   ---                               ----------

                                    NOMINEES

                     CLASS III:  NEW TERM TO EXPIRE IN 1998

Paul B. Shore                        74                                 1966
Marc P. Shore                        41                                 1976
Seymour Leslie                       72                                 1985



                         DIRECTORS CONTINUING IN OFFICE

                        CLASS I:  TERM TO EXPIRE IN 1996

Melvin L. Braun                      73                                 1987
Floyd S. Glinert                     66                                 1968



                       CLASS II:  TERM TO EXPIRE IN 1997

R. Timothy O'Donnell                 40                                 1991
Kevin J. Bannon                      43                                 1992
William P. Weidner                   50                                 1993



The Board of Directors recommends a vote FOR each of the nominees for election as Class III DIRECTORS.

                            BIOGRAPHICAL INFORMATION

        Certain information about the executive officers and directors of the Company is set forth below. This information has been furnished to the Company by the individuals named.

        Paul B. Shore, the founder of the Company, has served as Chairman of the Board and Chief Executive Officer since the Company's formation in 1966 and was President of the Company until October 1991. Mr. Shore's printing and packaging career spans more than forty years. Mr. Shore has been responsible for the design, invention, development and implementation of several products manufactured and processes utilized by the Company.

        Marc P. Shore, President of the Company since October 1991, has been employed by the Company in various capacities since 1976. He is primarily responsible for the Company's daily operations. In that capacity, he also maintains contact with major customers of the Company. In addition, Mr. Shore is responsible for coordinating the implementation of all of the Company's manufacturing and sales activities. Marc P. Shore is Paul B. Shore's son.

        Howard M. Liebman joined the Company as Executive Vice-President and Chief Financial Officer in June, 1994. Mr. Liebman is a Certified Public Accountant. Prior to joining the Company, Mr. Liebman had been an audit partner for more than twenty years at the accounting firm of Deloitte & Touche LLP, where he was actively involved in the Shorewood account.

        Floyd S. Glinert has been employed by the Company since 1968. Mr. Glinert is responsible for the Company's overall marketing management including advertising, sales promotion and public relations. In addition, he is responsible for the development and planning of new packaging opportunities.

        Melvin L. Braun was a partner of Touche Ross & Co. (now known as Deloitte & Touche LLP), New York, New York, and predecessor firms from 1950 until he retired on September 1, 1987. Mr. Braun now acts as an independent consultant and serves as a director of Conair Corp.

        R. Timothy O'Donnell is the President of Jefferson Capital Group, Ltd., an investment banking firm located in Richmond, Virginia. He has served in that capacity since August 1989. Mr. O'Donnell also serves on the boards of directors of LIVE Entertainment, Inc., All American Communications and Cinergi Pictures, Inc.

        Kevin J. Bannon is an Executive Vice President and Chief Investment Officer, The Bank of New York, New York, New York. From April 1979 to the present date, Mr. Bannon has held various management positions with The Bank of New York. He is a Chartered Financial Analyst.

        Seymour Leslie has served as Chairman of the Leslie Group, Inc., an investment company, from March 1978 to the present date and as Co-Chairman of Leslie/Linton Entertainment, Inc., an investment and consulting firm, from March 1990 until the present date. Both companies are located in New York, New York. Mr. Leslie is also a director of Gametek, Inc., K-Tel International Inc. and Allied Digital Technologies, Inc.

        William P. Weidner is the President and Chief Operating Officer of Pratt Hotel Corporation which operates and develops casino and resort properties worldwide. He has served in that capacity since 1985. He has also served as the President of Hollywood Casino-Aurora, Inc., an operator of riverboat casinos, since 1992. Mr. Weidner serves on the boards of directors of Hollywood Casino Corporation and Pratt Hotel Corporation.

        Charles Kreussling has been employed by the Company since its inception in 1966 and has been an Executive Vice President of the Company since 1979.
Mr. Kreussling is responsible for the Company's overall manufacturing and plant administration. From 1967 until 1979, he was the Plant Manager of the Company's Farmingdale, New York facility. Prior to joining the Company, he was employed in various capacities in the printing and paperboard packaging industry.

        Kenneth M. Rosenblum joined the Company in 1969 as an account executive for the music industry. From 1970 until 1993, Mr. Rosenblum served as Vice President-Sales of the Company. In 1993, he was promoted to Senior Vice President Sales-Home Entertainment. In that capacity, he is responsible for all of the Company's sales to video, music and computer software accounts.

        William H. Hogan joined the Company as Corporate Controller in June 1995. Mr. Hogan, a Certified Public Accountant, was senior manager with the accounting firm of Grant Thornton, LLP, from 1994 to 1995. From 1981 until 1994, Mr. Hogan was employed by the accounting firm of Deloitte & Touche LLP. He was senior manager with Deloitte & Touche LLP from 1989 until 1994. Mr. Hogan was actively involved in servicing the Company since 1982.


COMMITTEES OF THE BOARD OF DIRECTORS

        The Company has an Executive Committee which is composed of Messrs. Paul and Marc Shore, Seymour Leslie and Melvin L. Braun. The Executive Committee has the responsibility, between meetings of the Board, to take all actions with respect to the management of the Company's business that require action by the Board, except for certain specified matters that by law must be approved by the entire Board. The Executive Committee also coordinates and implements financial and other policies and reviews the status of all operational activities.

        In addition, the Company has an Audit Committee which is composed of Messrs. Seymour Leslie, Melvin L. Braun and R. Timothy O'Donnell, each of whom is not an officer or employee of the Company or its subsidiaries. The Audit Committee has the responsibility of recommending the Company's outside auditors, reviewing the scope and results of audits, and examining procedures for ensuring compliance with the Company's policies on conflicts of interest.

        The Company has a Compensation and Stock Option Committee (the "Committee" or the "Compensation Committee") which is composed of Messrs. William P. Weidner, Kevin J. Bannon and R. Timothy O'Donnell. None of the aforementioned persons is or ever was an officer or employee of the Company or its subsidiaries. The Compensation Committee works closely with the Board in establishing and implementing the Company's compensation policies and practices. See "Report of Compensation Committee." Additionally, it administers the discretionary portions of the Company's Incentive Plans under which employees of the Company are eligible to receive stock options, restricted stock and other benefits. The members of the Committee are not eligible to participate in the programs which they administer. However, they are eligible to participate in a non-discretionary plan for non-employee directors (the "Director Plan") contained in the Company's 1993 Incentive Program (the "1993 Program"). The Director Plan is administered by a separate committee of the Board (consisting of non-eligible directors) and provides for the automatic grant of stock options (the "Director Options") to non-employee directors pursuant to prescribed terms. See "Executive Compensation - Compensation of Directors".

        The Company does not have a nominating committee.

MEETINGS OF THE BOARD

        During the fiscal year ended April 29, 1995 ("fiscal year 1995"), the Board of Directors held four meetings, the Audit Committee held one meeting and the Compensation Committee held four meetings. Each of the directors attended all of the meetings of the Board and the committees of which he was a member held during the period in which he served on the Board or such committee. In addition, during fiscal year 1995, the Board acted once by unanimous written consent, the Executive Committee acted twice by unanimous written consent and the Compensation Committee acted twice by unanimous written consent. The Company's directors discharge their responsibilities throughout the year, not only at Board of Directors' and committee meetings, but through personal meetings and other communications, including telephone contacts, with the Chairman and others regarding matters of interest and concern to the Company.

EQUITY SECURITIES BENEFICIALLY OWNED BY THE DIRECTORS AND NAMED EXECUTIVE
OFFICERS

        According to information furnished to the Company as of July 26, 1995, the directors of the Company, the Company's "named executive officers" (the "Named Executive Officers") within the meaning of Item 402(a)(3) of Regulation S-K of the Securities Act of 1933, as amended (the "Act"), and all directors and executive officers as a group, beneficially owned shares of Common Stock of the Company as set forth below. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Exchange Act under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                       Name                               Amount of Shares                   Percent
               of Beneficial Owner                       Beneficially Owned                 of Class
               -------------------                       ------------------                 --------
 Directors
 ---------
 Paul B. Shore (1)(2)  . . . . . . . . . . . .                2,750,515                      14.16%

 Marc P. Shore(2)(3) . . . . . . . . . . . . .                1,212,978                       6.24%

 Charles Kreussling(4) . . . . . . . . . . . .                 246,325                        1.27%

 Floyd S. Glinert(5) . . . . . . . . . . . . .                 209,450                        1.08%

 Seymour Leslie(6) . . . . . . . . . . . . . .                 193,674                         1%

 R. Timothy O'Donnell(8) . . . . . . . . . . .                 111,746                         (7)

 Howard M. Liebman(9)  . . . . . . . . . . . .                  35,259                         (7)

 William Weidner(10) . . . . . . . . . . . . .                  19,000                         (7)

 Melvin L. Braun(11) . . . . . . . . . . . . .                  18,456                         (7)

 Kevin J. Bannon(10) . . . . . . . . . . . . .                  7,500                          (7)

 All directors and executive officers as a
 group (12 persons)(12)(13)(14)  . . . . . . .                4,623,409                      23.55%


________________________________________

(1) Includes: (i) 5,000 shares owned by Ellin Shore directly and 15 shares owned by Ellin Shore as custodian for a minor grandchild; and (ii) 60,000 shares which could be acquired on or within 60 days of July 26, 1995 upon the exercise of stock options granted under the Company's Incentive Plans. (See "Executive Compensation - Aggregated Option Exercises and Fiscal Year-end Option Values"). Ellin Shore is the wife of Paul B. Shore.

(2) Includes 264,600 shares owned by Ellin Shore and either Marc P. Shore or Andrew Shore, as Trustees, under three Trust Agreements, each dated as of January 15, 1972, for the benefit of Marc P. Shore and two other children of Paul B. Shore, as to all of which shares Paul B. Shore and Marc P. Shore (except with respect to 88,200 shares held by the trust of which Marc P. Shore is the beneficiary) disclaim beneficial ownership.

(3) Includes: (i) 71,177 shares which could be acquired on or within 60 days after July 26, 1995 upon the exercise of stock options granted under the Incentive Plans (see "Executive Compensation - Aggregated Option Exercises and Fiscal Year-End Option Values"); and (ii) 34,201 shares of restricted stock awarded under the Company's long term incentive program, all of which are subject to forfeiture (see "Executive Compensation - Summary Compensation Table - Footnote (2)").

(4)     Includes: (i) 60,000 shares owned by Charles Kreussling's wife; and
        (ii) 22,500 shares which could be acquired on or within 60 days after July 26, 1995 upon the exercise of stock options granted under the Incentive Plans. (See "Executive Compensation - Aggregated Option Exercises and Fiscal Year-End Option Values").

(5) Includes: (i) 26,250 shares which could be acquired on or within 60 days after July 26, 1995 upon the exercise of stock options granted under the Company's Incentive Plans (see "Executive Compensation - Aggregated Option Exercises and Fiscal Year-End Option Values"); and
        (ii) 3,000 shares owned by Floyd S. Glinert's wife, as to all of which shares Floyd S. Glinert disclaims beneficial ownership.

(6) Includes: (i) 175,818 shares held by the Leslie Group, Inc., of which Seymour Leslie is Chairman of the Board and a principal stockholder; and (ii) 17,856 shares which could be acquired upon the exercise of Director Options granted under the Incentive Plans.

(7)     Less than 1%.

(8) Includes: (i) 300 shares owned by Mr. O'Donnell's wife as custodian for their two minor children; (ii)14,821 shares subject to stock options issued to Jefferson Capital Group, Ltd. (of which Mr. O'Donnell is the President and a principal shareholder); and (iii) 6,000 shares which could be acquired on or within 60 days after July 26, 1995 upon the exercise of Director Options granted under the Incentive Plans.

(9) Includes: (i) 14,456 shares which could be acquired on or within 60 days after July 26, 1995 upon the exercise of stock options granted under the Incentive Plans (see "Executive Compensation - Aggregated Option Exercises and Fiscal Year-End Option Values"); and (ii) 18,803 shares of restricted stock awarded under the Company's long-term incentive program, all of which are subject to forfeiture. (see "Executive Compensation - Summary Compensation Table-Footnote (2)").

(10) Includes 1,000 shares which could be acquired on or within 60 days after July 26, 1995 upon the exercise of Director Options granted under the 1993 Program. (See "Executive Compensation- Compensation of Directors").

(11) Includes 8,928 shares which could be acquired on or within 60 days of July 26, 1995 upon the exercise of Director Options granted under the Company's Incentive Plans.

(12) The total number of directors and executive officers of the Company includes two executive officers who were not included as Named Executive Officers for the fiscal year ended April 29, 1995.

(13) While the shares described in footnote (2) are attributed to each of Mr. Paul B. Shore and Mr. Marc P. Shore for purposes of calculating the amount of shares beneficially owned by them individually, such shares are included only once in calculating the total amount of shares beneficially owned by all directors and executive officers as a group.

(14) Includes 257,239 shares subject to stock options which could be acquired on or within 60 days of July 26, 1995 and 59,909 shares of restricted stock awarded pursuant to the Company's long term incentive program, all of which are subject to forfeiture.

                             EXECUTIVE COMPENSATION

        The following summary compensation table sets forth certain information concerning the compensation of the Named Executive Officers for each of the three fiscal years during the period ended April 29, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM                       ALL
                                                         ANNUAL                   COMPENSATION                    OTHER
                                                    COMPENSATION (1)                 AWARDS                  COMPENSATION(5)
                                                 ---------------------    ----------------------------       ---------------
                                                                                            Options to
                                                                           Restricted        Purchase
                                                   Salary        Bonus    Stock Awards       Shares(3)
   Name and Principal Position        Year           ($)         ($)        ($)(2)              (#)               ($)
   ---------------------------     ----------    ----------    -------    ------------      ----------       --------------
 Paul B. Shore                     Fiscal 1995    574,600        --            --               --                1,500
   Chairman of the Board and       Fiscal 1994    574,600        --            --               --                2,358
   Chief Executive Officer         Fiscal 1993    574,600        --            --               --                4,577
                                   ----------------------------------------------------------------------------------------
 Marc P. Shore                     Fiscal 1995    500,000      225,000       607,068          29,708              9,078
   Vice Chairman of the            Fiscal 1994    399,816      200,000         --             75,000              5,088
   Board and President             Fiscal 1993    339,664        --            --               --                8,633
                                   ----------------------------------------------------------------------------------------

 Floyd S. Glinert                  Fiscal 1995    299,988        --            --               --               17,990
   Executive Vice President -      Fiscal 1994    299,988        --            --               --               15,932
   Marketing and Director          Fiscal 1993    290,179        --            --               --               18,114
                                   ----------------------------------------------------------------------------------------

 Charles Kreussling                Fiscal 1995    200,000      70,000          --               --               17,889
   Executive Vice President -      Fiscal 1994    200,000      50,000          --               --               15,318
   Manufacturing                   Fiscal 1993    193,469        --            --               --               17,021
                                   ----------------------------------------------------------------------------------------

 Howard M. Liebman(4)              Fiscal 1995    249,616      78,000        333,753          57,824             22,484(6)
   Executive Vice President
   and Chief Financial Officer
                                   ----------------------------------------------------------------------------------------


--------------------------------------

(1) The aggregate amount of perquisites and other personal benefits for each of the Named Executive Officers did not equal or exceed the lesser of either $50,000 or 10% of the total of such individual's base salary and bonus, as reported herein for the applicable fiscal years, and is not reflected in the table.

(2) In July 1995, the Compensation Committee awarded shares of restricted stock (the "Restricted Shares") to certain key employees and executives pursuant to the Company's Long Term Incentive Program. The values reported in this column were calculated by multiplying the closing market price of the Common Stock as reported on NASDAQ on the date of grant by the respective number of Restricted Shares granted, without any adjustment for forfeiture or termination contingencies. The Restricted Shares are subject to a three year performance vesting requirement or, alternatively, an eight year employment vesting requirement. If the grantee's employment terminates prior to vesting, the Restricted Shares awarded to him or her are forfeited. During the vesting period, the recipient may not dispose of, but may vote, the Shares and is entitled to receive any dividends paid on the Shares.

    The number and value of the aggregate Restricted Share holdings of each Named Executive Officer as of April 29, 1995 are set forth below. Values were calculated by multiplying the closing price of the Common Stock as reported on NASDAQ on April 28, 1995 (the last trading day in the fiscal year) by the respective number of Shares.

                 Named Executive Officer                    Shares (#)                        Value ($)
                 -----------------------                    ----------                        ---------
                 Marc P. Shore                               34,201                             538,666
                 Howard M. Liebman                           18,803                             296,147

(3) Stock options are granted under the terms and provisions of the Company's Incentive Plans. For a description of the stock options awarded in fiscal year 1995, see "Option Grants in Last Fiscal Year".

(4) Mr. Liebman joined the Company on June 3, 1994.

(5) Amounts reported under this column include the dollar value of the following:



                                                 Value of Life-     Contributions to
                                                   Insurance        401(k) Employee         Contributions to
                                                    Premiums          Savings Plan         Profit-Sharing Plan
     Name                             Year            ($)                  ($)                      ($)
  ----------                      ------------   -------------      ----------------       -------------------
 Paul B. Shore                    Fiscal 1995          --                  --                     1,500
                                  Fiscal 1994          --                  --                     2,358
                                  Fiscal 1993          --                  --                     4,577
                                  ----------------------------------------------------------------------------

 Marc P. Shore                    Fiscal 1995           700               6,878                   1,500
                                  Fiscal 1994           645               2,085                   2,358
                                  Fiscal 1993           595               3,461                   4,577
                                  ----------------------------------------------------------------------------

 Floyd S. Glinert                 Fiscal 1995        10,538               5,952                   1,500
                                  Fiscal 1994        10,538               3,036                   2,358
                                  Fiscal 1993        10,538               2,999                   4,577
                                  ----------------------------------------------------------------------------

 Charles Kreussling               Fiscal 1995        11,417               4,972                   1,500
                                  Fiscal 1994        11,013               2,136                   2,169
                                  Fiscal 1993        10,937               1,969                   4,115
                                  ----------------------------------------------------------------------------

 Howard M. Liebman                Fiscal 1995        8,981                 --                      --
                                  ----------------------------------------------------------------------------


(6) Includes $13,503 earned in fiscal 1995 by a Trust established by the Company for Mr. Liebman's benefit, pursuant to which income earned on the trust principal is accumulated for payment to Mr. Liebman upon his retirement from the Company. For a description of the Trust, see "Employment Agreement with Named Executive Officer".

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides certain summary information concerning individual grants of stock options made to Named Executive Officers during the fiscal year ended April 29, 1995 under the Company's Incentive Plans. Except as set forth in the table below, during fiscal year 1995, the Company did not grant any stock options under the Company's Incentive Plans to any of the Named Executive Officers.

                                                                                                  Potential Realizable
                                                                                                   Value at Assumed
                                                                                                        Rates of
                                                                                                      Stock Price
                                                                                                     Appreciation
                             INDIVIDUAL GRANTS                                                     for Option Term(2)
======================================================================================================================
                             Number of         Percent of Total
                              shares          Options Granted to
                            underlying        Employees in Fiscal      Exercise
                             Grant(1)                Year                Price     Expiration       5%          10%
    Name                         (#)                 (%)                  ($)         Date          ($)         ($)
 ----------                 ----------        -------------------      --------    ----------     -------     -------
 Marc P. Shore                29,708                 12.1%               17.75       7/11/99      145,688     321,932
 Howard M. Liebman            17,824                  7.2%               17.75       7/11/99      87,409      193,151
                              40,000                 16.2%               17.50       6/3/99       193,397     427,357

------------------------------------

(1) The stock options reported above were awarded pursuant to the 1993 Program at exercise prices equal to the fair market value of the Common Stock on the date of grant. They are exercisable over five years from the date of grant with installments of 25% of the total number of underlying shares becoming exercisable on each of the four anniversaries of the date of grant. Payment for options exercised may be in cash or shares of Common Stock, the fair market value of which is determined in accordance with the terms of the 1993 Program. The options are subject to early termination in the event of death or termination of employment for any reason.

(2) Amounts represent hypothetical gains that could be achieved from the exercise of the respective stock options and the subsequent sale of the Common Stock underlying such options if the options were exercised at the end of the option terms. The gains are based upon assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. The rates of appreciation are mandated by the rules of the Exchange Act and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      The following table provides certain summary information concerning stock option exercises during the fiscal year 1995 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of April 29, 1995.

                                                                                             Value of Unexercised
                          Number of                          Number of Unexercised              "In the Money"
                            Shares                             Options at Fiscal               Options at Fiscal
                           Acquired          Value                Year End(1)                     Year End(2)
     Name                on Exercise        Realized                   (#)                           ($)
 -----------             -----------        --------      ----------------------------   ----------------------------

                                                          Exercisable    Unexercisable    Exercisable   Unexercisable
 Paul B. Shore                --              --            45,000           15,000         320,625        106,875

 Marc P. Shore              30,000          263,438         33,750          100,958         240,750        507,563

 Floyd S. Glinert             --              --            22,500            7,500         161,719         53,906

 Charles Kreussling           --              --            18,750            6,250         134,531         44,844

 Howard M. Liebman            --              --              -0-            57,824           -0-            (3)


----------------------------------------

(1) Represents the aggregate number of stock options held as of April 29, 1995 which could and could not be exercised on that date pursuant to the terms of the stock option agreements related thereto and the Incentive Plans.

(2) Values were calculated by multiplying the closing market price of the Common Stock, as reported on NASDAQ on April 28, 1995 (the last trading day of the fiscal year), by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

(3) None of Howard M. Liebman's unexercised options were "in the money" at fiscal year end.

EMPLOYMENT AGREEMENT WITH NAMED EXECUTIVE OFFICER

        On June 3, 1994, Mr. Howard M. Liebman joined the Company as Executive Vice President and Chief Financial Officer. The Company and Mr. Liebman have entered into a five year employment agreement (the "Employment Agreement") pursuant to which Mr. Liebman receives an annual base salary of $275,000 plus a guaranteed bonus of $35,000. These amounts are subject to periodic increases at the discretion of the Board. The Employment Agreement provides that, upon a change in control of the Company, as defined in the agreement, Mr. Liebman will be entitled to receive a lump sum payment equal to approximately three times his annual compensation. The Company has also established a Trust for Mr. Liebman's benefit, pursuant to which income earned on the trust principal fund of $300,000 is accumulated for payment to Mr. Liebman upon his retirement from the Company, with the principal fund then being returned to the Company. The Trust earned $13,503 in fiscal year 1995.

COMPENSATION OF DIRECTORS

        Each director who is not an officer or an employee of the Company (an "Outside Director") is entitled to receive a director's fee of $8,000 per annum plus $2,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board of Directors. All directors of the Company are also reimbursed for expenses. Under the 1993 Program, each Outside Director automatically receives, as of January 2 (or if January 2 is not a business day, as of the next succeeding business day) of each year, a Director Option to purchase at an option price equal to the fair market value of the Company's Common Stock on the date of grant a number of shares determined pursuant to a prescribed formula. Director Options vest in equal annual installments of 20% commencing on the first anniversary of the grant date and become exercisable in full immediately upon the death of the grantee or retirement from the Board by reason of disability or upon a change of control of the Company (as defined in the 1993 Program). Director Options have a term of ten years, subject to early termination in the event the grantee retires or is removed from the Board. The 1993 Program permits awards of options of up to 100,000 shares in the aggregate to all Outside Directors (subject to certain anti-dilution provisions). During fiscal year 1995, each Outside Director received an option to purchase 4,000 shares of Common Stock pursuant to the 1993 Program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION - CERTAIN
TRANSACTIONS

        The Compensation Committee consists of Messrs. William P. Weidner, Kevin J. Bannon and R. Timothy O'Donnell. No member of the Company's Compensation Committee is a current or former officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entities involving any of the executive officers or directors of such other entities.

        Jefferson Capital Group, Ltd, an investment banking firm of which R. Timothy O'Donnell is the President and a principal shareholder, serves as an investment advisor to the Company on various matters.

        The Bank of New York, of which Kevin J. Bannon is an Executive Vice President, is a participant in the Company's lending syndicate. The aggregate amount of the Company's credit facilities outstanding as at the end of fiscal year 1995 was $10,042,040. The Bank of New York also acts as the Company's transfer agent.

        Prior to joining the Company on June 3, 1994, Howard M. Liebman was an audit partner at Deloitte & Touche LLP, the Company's independent auditors.

SECTION 16(A) REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed. Based solely on the Company's review of copies of the Section 16(a) reports filed for the fiscal year ended April 29, 1995, the Company believes that all reporting requirements applicable to its executive officers, directors, and more than ten percent stockholders were complied with for the fiscal year ended April 29, 1995 and for prior fiscal years, except that Howard M. Liebman, Executive Vice President and Chief Financial Officer, inadvertently failed to timely file a Form 3 upon joining the Company in June 1994.

                            STOCK PERFORMANCE GRAPH


        Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative shareholder return on the Common Stock for the last five years with the cumulative total return during the same period of the Russell 2000 Index, the peer group index contained in the Company's 1994 Proxy Statement (the "1994 Peer Group") and a new peer group selected by the Compensation Committee for inclusion in this and future Proxy Statements (the "1995 Peer Group"). The 1994 Peer Group consists of: American Filtrona Corporation, Bemis Company, Inc., Clarcor, Inc., Engraph, Inc., Graphic Industries, Inc., Kerr Group, Inc., Liqui-Box Corporation, Mediq Incorporated, Paxar Corporation, Sealright Company, Inc., The West Company, Incorporated, and Gibraltar Packaging Group. Engraph, Inc. is included in the 1994 Peer Group through the date of its acquisition by Sonoco Products Inc. on or about October 21, 1993. The Committee has chosen the following 1995 Peer Group: Donnelly Corporation, Sonoco Products, Inc., Federal Paper Board Company, Gibraltar Packaging Group, Graphic Industries, Union Camp Corporation, and Westvaco Corporation.

        In fiscal year 1995, the Compensation Committee, with the assistance of outside compensation consultants, adopted the 1995 Peer Group as a measure of performance under its Long Term Incentive Plan and other executive compensation programs. See "Report of Compensation Committee." The Committee selected the 1995 Peer Group rather than the 1994 Peer Group because it consists of a more focused industry group of the Company's competitors. The Company now desires to establish a uniform measure of performance for the Performance Graph and its various executive compensation programs. For that reason, it has elected to replace the 1994 Peer Group with the 1995 Peer Group for purposes of the Performance Graph. The rules of the Exchange Act require that if an index is selected for inclusion in the Performance Graph which is different from the index used in the immediately preceding fiscal year, the issuer's total return must be compared with both the newly selected index and the index used in the immediately preceding year. Accordingly, the following graph also includes a composite index consisting of the 1994 Peer Group.

        The Company has a 52-53 week fiscal year ending on the Saturday closest to April 30th of each fiscal year. Accordingly, for purposes of the line graph, the Company has selected as the "measurement period" the period beginning on April 30, 1990 and ending on April 30, 1995.

        Cumulative total returns are calculated assuming that $100 was invested on April 30, 1990 in each of the Common Stock, the Russell 2000 Index, the 1994 Peer Group and the 1995 Peer Group, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     AMONG SHOREWOOD PACKAGING CORPORATION,
                  RUSSELL 2000 INDEX AND SELECTED PEER GROUPS



  COMPANY/INDEX        1990      1991      1992      1993      1994      1995
  -------------        ----     ------    ------    ------    ------    ------

  Shorewood            100       83.72     75.50     92.79    141.63    153.84

  Peer Group 1         100      109.83    135.75    139.49    148.18    174.47

  Peer Group 2         100      125.00    154.43    146.54    141.00    178.62

  Russell 2000         100      112.45    129.50    149.64    171.76    184.17



                        REPORT OF COMPENSATION COMMITTEE

OVERALL POLICY

        The Company's executive compensation program is designed to be closely linked to corporate performance and the total return to stockholders over the long-term. To that end, the Company has developed an overall compensation strategy and specific compensation plans which tie executive compensation to the Company's success in meeting specified objectives and to appreciation in the Company's stock price. The overall objectives are to attract and retain the best possible executive talent, motivate key executives to achieve the goals inherent in the Company's business strategy, link executive and stockholder interests through participation in the Company's Long Term Incentive Plan (the "LTIP") and provide a compensation package that recognizes individual contributions as well as overall business results.

        Each year the Compensation Committee conducts a review of the Company's executive compensation program. The review includes a comparison of the Company's executive compensation, corporate performance, stock price appreciation and total return to stockholders with a peer group of public corporations that represent the Company's direct competitors for executive talent. The annual compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies. The peer group presently utilized by the Compensation Committee is the 1995 Peer Group. See "Stock Performance Graph." The 1995 Peer Group was selected by the Compensation Committee in fiscal year 1995, with the assistance of external professional compensation consultants, because it more accurately reflects the specific industry focus of the Company than other peer groups previously used by the Committee. The 1995 Peer Group is applied by the Committee in the context of annual compensation reviews and serves as the performance measure for the LTIP as well as the Performance Graph included in this and future proxy statements.

        The Compensation Committee approves the compensation of executive officers of the Company, including the individuals whose compensation is detailed in this Proxy Statement. In reviewing the individual performance of the executive officers of the Company whose compensation is detailed in this Proxy Statement (other than Paul B. Shore, the Chairman of the Board and Chief Executive Officer of the Company), the Compensation Committee takes into account the views of Mr. Paul B. Shore.

        The key elements of the Company's executive compensation during the last fiscal year consisted of base salary, an annual bonus and grants of stock options and performance vesting restricted stock under the LTIP. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Shore, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to each individual.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION PLANS

        It is the policy of the Compensation Committee to have the executive compensation plans of the Company treated as fully tax deductible under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") whenever, in the judgment of the Committee, to do so would be consistent with the business objectives of those plans. All compensation paid during fiscal year 1995 was, in fact, fully tax deductible. The Compensation Committee, however, reserves the right to grant future compensation awards in such amounts as it may deem appropriate in the exercise of its business judgment, notwithstanding whether those awards are fully tax deductible.

BASE SALARIES AND ANNUAL BONUSES

        Base salaries and annual bonuses for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies in the 1995 Peer Group. Annual salary adjustments and bonuses, if any, are determined by evaluating the performance of the Company and of each executive officer, and by taking into account new responsibilities. The Compensation Committee, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees. These factors are afforded varying levels of significance by the Committee depending upon the circumstances. All final determinations are subjective.

        The Committee recommended and the Board approved the introduction of a performance based bonus program for the President and COO, with effect from fiscal year 1996. Shareholders will be asked to approve the plan elsewhere in this Proxy Statement. For a description of the plan, see "1995 Performance Bonus Plan".

        With respect to the base salary granted to Paul B. Shore in fiscal year 1995, the Compensation Committee took into account a comparison of base salaries of chief executive officers of the 1995 Peer Group, the Company's results of operations in fiscal year 1995, the performance of the Company's Common Stock and the assessment by the Compensation Committee of Mr. Shore's individual performance. The Compensation Committee also took into account the longevity of Mr. Shore's service with the Company and the belief that Mr. Shore is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Shore was granted a base salary of $574,600 for fiscal year 1995, the same as his base salary for fiscal year 1994. As has been his practice, Mr. Shore declined to be considered for a bonus in fiscal year 1995.

LONG TERM INCENTIVE PLANS

        Pursuant to the 1993 Incentive Program, approved by the Stockholders in 1993, the Committee adopted the LTIP which allows various types of awards keyed to corporate performance, including stock options (focus on absolute growth in shareholder value) and Restricted Shares (focus on relative growth in shareholder value) subject to performance-based contingencies, which are made available in amounts which the Committee determines to be competitive based on the competitive market analyses described above.

STOCK OPTIONS

        Under the LTIP and the Company's other Incentive Plans, stock options are periodically granted to the Company's employees, including executive officers. The Compensation Committee sets guidelines for the size of the stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and bonuses, if any. In the event of poor corporate performance, the Compensation Committee can elect not to award stock options. Final determinations are typically subjective.

        Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest in increments over a period of four or five years. This approach is designed to incentivize the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized by the option recipients unless stock price appreciation occurs over a number of years.

        For fiscal year 1995, Mr. Paul Shore was not awarded any stock options.

PERFORMANCE BASED RESTRICTED STOCK

        Under the LTIP, awards of Restricted Shares are made preceding a three-year performance period. The Committee together with the Company's Chief Executive Officer determine the size of the awards based on the same competitive compensation data as are used to determine base salaries and bonuses. Final determinations are typically subjective. At the end of the three-year performance period, some or all of the shares may vest dependent upon the Company's relative shareholder growth compared to that of the 1995 Peer Group over the same period. The 1995 Peer Group consists of the same companies that make up the new peer group for the performance graph. See "Stock Performance Graph." Shares that do not vest, due to relative shareholder performance, will vest at the end of eight years assuming continued employment. Initial grants of Restricted Shares were made during fiscal year 1995 and the first performance based vesting opportunity will arise in 1998.

        For fiscal year 1995, Mr. Paul Shore was not awarded any restricted shares.




                                                 Compensation Committee

                                                 KEVIN J. BANNON
                                                 R. TIMOTHY O'DONNELL
                                                 WILLIAM WEIDNER

                          1995 PERFORMANCE BONUS PLAN

        The Compensation Committee has recommended and the Board of Directors has adopted a performance bonus plan for Mr. Marc P. Shore, the Company's Vice-Chairman of the Board and President, known as the 1995 Performance Bonus Plan (the "1995 Bonus Plan"), in recognition of Mr. Shore's pivotal role in providing strategic and organizational leadership to the Company. The Board believes that an annual bonus plan is an important vehicle to measure the yearly performance of Mr. Shore and to reward him for the actual results achieved during the year. Subject to Stockholder approval of the 1995 Bonus Plan, Mr. Marc P. Shore will be the only individual eligible to participate in the 1995 Bonus Plan.

        The 1995 Bonus Plan is designed to comply with the exception for qualified performance-based compensation under Section 162(m) of the Code, which, but for this exception, limits the tax deductibility of compensation paid to officers named in this Proxy Statement in excess of $1 million per year. Under the 1995 Bonus Plan, for each of the five fiscal years of the Company commencing with fiscal year 1996 (each an "Award Year"), Mr. Shore will be entitled to a graduated bonus (the "Performance Bonus") based upon a comparison of the Company's earnings from operations plus depreciation and amortization (the "Performance Measure") in that Award Year with the immediately preceding fiscal year. Bonuses are payable only if pre-established thresholds are met. The size of the Performance Bonus is tied to the level of the Company's performance, as measured by the Performance Measure, with the larger bonuses available only in the case of truly superior results. The maximum Performance Bonus payable in respect of any Award Year under the 1995 Bonus Plan is $2,000,000. The Performance Bonus will be prorated in respect of any Award Year in which Mr. Shore's employment by the Company is terminated for any reason but for cause.

        The 1995 Bonus Plan will be administered by the Committee, which is composed entirely of Outside Directors. The Committee must certify that performance thresholds have been satisfied before any payments may be made under the 1995 Bonus Plan. The Committee may make adjustments in the performance thresholds to account for extraordinary results in the Company's operations in a particular Award Year or for other reasons it may deem equitable, so long as such actions do not jeopardize the tax-deductibility of the compensation awarded under the 1995 Bonus Plan pursuant to Section 162(m) of the Code.

        The 1995 Bonus Plan shall be effective as of May 1, 1995, subject to Stockholder approval at the Meeting. No payments may be made under the 1995 Bonus Plan until its material terms, all of which are described in this Section, have been approved by the Stockholders. All payments under the 1995 Bonus Plan will be made in cash. The grant of a Performance Bonus will result in ordinary income for Marc P. Shore and all applicable tax liabilities (Federal, state, local, Social Security and Medicare).

        As a result of the Company's outstanding results in fiscal year 1995, Marc P. Shore would have earned the maximum $2,000,000 Performance Bonus if the 1995 Performance Bonus Plan had been in effect in fiscal year 1995. However, because the award and size of Performance Bonuses under the 1995 Bonus Plan are measured by the prior year's operating results, the Company's success in fiscal year 1995 will have the effect of establishing high performance thresholds for fiscal year 1996 and all subsequent Award Years.

        Notwithstanding any provision in the 1995 Bonus Plan to the contrary, the 1995 Bonus Plan may only be operated in a manner that would allow all awards under the 1995 Bonus Plan to be deductible by the Company under Section 162(m) of the Code.

        At the Meeting, the Stockholders will be asked to approve the 1995 Bonus Plan.

        The Board of Directors recommends a vote FOR approval of the 1995 Bonus Plan.

                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP, certified public accountants, have been appointed by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, as independent auditors for the Company to examine and report on its financial statements for the fiscal year ending April 27, 1996, which appointment is being submitted to the Stockholders for ratification at the Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Common Stock of the Company present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

        The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP as independent auditors.

                            STOCKHOLDERS' PROPOSALS

        Any proposal by a Stockholder of the Company intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than April 30, 1996 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                 ANNUAL REPORT

        Concurrently with the mailing of these Proxy Materials, the Company is mailing a copy of its Annual Report to Stockholders for the fiscal year ended April 29, 1995. Such Annual Report is not to be regarded as proxy solicitation material.

        UPON WRITTEN REQUEST BY A STOCKHOLDER ENTITLED TO VOTE AT THE 1995 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE WITH A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1995 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If the person requesting the report was not a Stockholder of Record on August 31, 1995, the request must contain a good faith representation that the person making the request was a beneficial owner of the Common Stock of the Company at the close of business on such date. Requests should be addressed to Shorewood Packaging Corporation, Investor Relations Department, 277 Park Avenue, New York, New York 10172.

                                 OTHER BUSINESS

        Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

                   SOLICITATION AND EXPENSES OF SOLICITATION

        Officers and employees of the Company may solicit proxies. Proxies may be solicited by personal interview, mail, telegraph and telephone. No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, bankers and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. The cost of preparing this Proxy Statement and all other costs in connection with solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company.

        Even if you plan to attend the Meeting in person, please sign, date and return the enclosed Proxy promptly. If you attend the Meeting, your Proxy will be voided at your request and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                        By order of the Board of Directors,

                                        JOAN MATHEIS,
                                        Secretary


September 15, 1995

                        SHOREWOOD PACKAGING CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 19, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints PAUL B. SHORE and JOAN MATHEIS or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of Common Stock, par value $.01 per share, of Shorewood Packaging Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 19th day of October 1995 at 9:30 a.m. at The Friars Club, 57 East 55th Street, Second Floor, New York, New York, and at all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows.

        THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL OF THE ABOVE PROPOSALS.


                                        SHOREWOOD PACKAGING CORPORATION
                                        P.O. BOX 11344
                                        NEW YORK, N.Y. 10203-0344

1. The election of all nominees for directors listed below.

FOR all nominees            WITHHOLD AUTHORITY to vote               *EXCEPTIONS
listed below     / /        for all nominees listed below  / /                    / /

Nominees: Paul B. SHore, Marc P. Shore and Seymour Leslie

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            -------------------------------------------------------------------

2. The approval of the Company's 1995 Performance Bonus Plan.

              FOR   / /        AGAINST   / /       ABSTAIN   / /

3. The ratification of the selection of Deloitte & Touche as the independent auditors of the Company for the fiscal year ending April 27, 1996.

              FOR   / /        AGAINST   / /       ABSTAIN   / /

4. In accordance with their best judgment with respect to any other business that may properly come before the meeting.

              Change of address and or Comments, mark here.   / /


(PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. PROXIES SHOULD BE DATED WHEN SIGNED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. ONLY AUTHORIZED OFFICERS SHOULD SIGN FOR A CORPORATION. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, EACH JOINT OWNER SHOULD SIGN.)

Dated:                                          , 1995
      ------------------------------------------


      ------------------------------------------------
                        (Signature)

      ------------------------------------------------
                 (Signature if held jointly)


Votes must be indicated (X) in Black or Blue Ink.  / /

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                              CONFIDENTIAL TREATMENT REQUESTED



                        SHOREWOOD PACKAGING CORPORATION

                          1995 PERFORMANCE BONUS PLAN


                 The 1995 Performance Bonus Plan (the "Plan") of Shorewood Packaging Corporation (the "Company") authorizes the grant of annual performance bonuses (each, a "Performance Bonus") to Marc P. Shore, the Company's President and Vice Chairman of the Board (the "Executive"), upon the attainment of certain performance objectives set forth below. The Plan is administered by the Compensation and Stock Option Committee (the "Committee").

                 1. DEFINITIONS. Certain defined terms in the Plan shall have the meanings ascribed to them below:

                          (a) "Award Year" means each fiscal year of the
Company during the five year period beginning on May 1, 1995.

                          (b) "Earnings from Operations" shall mean, with
respect to any fiscal year of the Company, the Company's consolidated earnings from operations plus depreciation and amortization, determined in accordance with the Company's audited financial statements for that fiscal year. For purposes of computing Earnings from Operations, (i) if during any Award Year the Company or any of its subsidiaries acquires, directly or indirectly, any material business, the Company's Earnings from Operations in the immediately preceding fiscal year and that portion of such Award Year preceding the date of the acquisition shall be adjusted to include therein the earnings from operations plus depreciation and amortization of the acquired business during the applicable periods; and (ii) if during any Award Year the Company or any of its subsidiaries disposes or divests itself, directly or indirectly, of any material business, the Company's Earnings from Operations in the immediately preceding fiscal year


__________________________________

*Portions of this document have been omitted pursuant to an application for Confidential Treatment. Such omissions have been filed separately with the Securities and Exchange Commission together with such application for Confidential Treatment.

and that portion of such Award Year preceding the date of the disposition shall be adjusted to exclude therefrom the earnings from operations plus depreciation and amortization of the divested business during the applicable periods.

                          (c) "First Tier Bonus" shall mean, with respect to any
Award Year of the Company, an amount determined in accordance with the following formula:*


                          (d) "Second Tier Bonus" shall mean, with respect to
FSany Award Year of the Company, an amount determined in accordance with the following formula:*


                 2. PERFORMANCE BONUS. With respect to each Award Year in which the Company's Earnings from Operations*

         Executive shall be entitled to a Performance Bonus in an amount equal to the sum of*


The Performance Bonus payable to Executive in respect of any Award Year shall in no event exceed $2,000,000. No Performance Bonus shall be payable in respect of any Award Year in which the Company's Earnings from Operations*

         The determination of the amount of the Performance Bonus (the "Bonus Determination") payable to Executive


__________________________________

*Portions of this document have been omitted pursuant to an application for Confidential Treatment. Such omissions have been filed separately with the Securities and Exchange Commission together with such application for Confidential Treatment.

in respect of any Award Year covered by the Plan shall be made by the Compensation Committee based upon the audited financial statements of the Company with respect to such Award Year. The Bonus Determination shall be made by the Compensation Committee at its first regularly scheduled meeting after the audited financial statements of the Company are available to the Board of Directors. The Performance Bonus so determined shall be payable to Executive in a single lump sum no later than fifteen days after the Bonus Determination is made. The Bonus Determination shall be final, conclusive and binding for all purposes.

                 3. PARTIAL YEARS. Executive's Performance Bonus shall be reduced proportionately in respect of any fiscal year in which Executive is not employed by the Company for the entire fiscal year, except that no Performance Bonus shall be payable to Executive in respect of any fiscal year in which his employment by the Company is terminated for cause. The provisions hereof notwithstanding, the termination of Executive's employment by the Company for any reason shall not affect the Performance Bonus otherwise payable to him under the Plan in respect of any fiscal year preceding the fiscal year in which such termination occurs. The Executive shall not be entitled to receive any Performance Bonus in respect of any period after he ceases being employed by the Company for any reason.

                 4. ADMINISTRATION. (a) The Plan shall be administered and interpreted by the Compensation Committee; provided, however, that, notwithstanding any other provision of the Plan that might appear to provide to the contrary, the Plan shall be operated in such manner that awards paid pursuant to the Plan shall be fully tax-deductible by the Company pursuant to the exception for qualified performance-based compensation provided for under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All determinations of the Compensation Committee in respect of the interpretation and administration of the Plan shall be final, conclusive and binding for all purposes. In making any such determinations, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and of counsel, public accountants and other professional experts and persons. The Committee may adopt such rules as it may deem appropriate regarding the withholding of taxes on payments to the Executive.

                          (b)  The Plan shall be governed by the laws of the
State of New York and applicable Federal law.

                 5. EFFECTIVE DATE; APPLICATION. The Plan shall become effective as of May 1, 1995, subject to approval by the Company's stockholders entitled to vote thereon. The Plan shall apply to each fiscal year of the Company during the five year period beginning on the effective date of the Plan.

                 6. ADJUSTMENTS. In order to assure the incentive features of the Plan and to avoid distortion in the operation of the Plan, the Committee may make adjustments in the performance criteria in respect of any Award Year whether before or after the end of such Award Year to compensate for or reflect any extraordinary changes which may have occurred during the Award Year or the immediately preceding fiscal year which alter the basis upon which performance levels were determined or to comply with government regulations. Such changes include the following: extraordinary operating results, accounting changes, and the impact of material events that have been publicly disclosed. Notwithstanding anything to the contrary, the Committee shall not make any adjustment which would increase the award to the Executive if such adjustment would render any amount payable to Executive nondeductible under
Section 162(m) of the Code.

                 7. NO RIGHT TO EMPLOYMENT. The Plan shall not confer upon the Executive any right to continue in the employ of the Company or affect in any way the right of the Company to terminate Executive's employment at any time.

                 8. CERTIFICATION BY COMMITTEE. The Committee must certify that performance thresholds have been satisfied before any payments may be made under the Plan.